The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2023 Results

Cincinnati, July 27, 2023 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Second-quarter 2023 net income of $534 million, or $3.38 per share, compared with a net loss of $818 million, or $5.12 per share, in the second quarter of 2022, after recognizing a $363 million second-quarter 2023 after-tax increase in the fair value of equity securities still held.
•$97 million or 103% increase in non-GAAP operating income* to $191 million, or $1.21 per share, compared with $94 million, or 59 cents per share, in the second quarter of last year.
•$1.352 billion increase in second-quarter 2023 net income, compared with second-quarter 2022, reflecting the after-tax net effect of a $1.255 billion increase in net investment gains and a $78 million increase in after-tax property casualty underwriting income.
•$70.33 book value per share at June 30, 2023, up $3.12 since year-end.
•7.2% value creation ratio for the first six months of 2023, compared with negative 17.2% for the same period of 2022.
•$10 million difference in adjusted second-quarter 2022 net loss of $818 million, compared with originally reported $808 million, due to adoption of an accounting standards update for long-duration contracts.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenue Data
Earned premiums	$1,943	$1,773	10	$3,861	$3,466	11
Investment income, net of expenses	220	195	13	430	380	13
Total revenues	2,605	820	218	4,846	2,038	138
Income Statement Data
Net income (loss)	$534	$(818)	nm	$759	$(1,084)	nm
Investment gains and losses, after-tax	343	(912)	nm	427	(1,438)	nm
Non-GAAP operating income*	$191	$94	103	$332	$354	(6)
Per Share Data (diluted)
Net income (loss)	$3.38	$(5.12)	nm	$4.80	$(6.77)	nm
Investment gains and losses, after-tax	2.17	(5.71)	nm	2.70	(8.99)	nm
Non-GAAP operating income*	$1.21	$0.59	105	$2.10	$2.22	(5)

Book value				$70.33	$66.00	7
Cash dividend declared	$0.75	$0.69	9	$1.50	$1.38	9
Diluted weighted average share outstanding	158.0	159.6	(1)	158.3	160.0	(1)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 2Q23 Release 1

Insurance Operations Highlights
•97.6% second-quarter 2023 property casualty combined ratio, down from 103.2% for the second quarter of 2022.
•9% growth in second-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$303 million second-quarter 2023 property casualty new business written premiums, up 6%. Agencies appointed since the beginning of 2022 contributed $17 million or 6% of total new business written premiums.
•$21 million second-quarter 2023 life insurance subsidiary net income, up $10 million from the second quarter of 2022, and 4% growth in second-quarter 2023 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•13% or $25 million increase in second-quarter 2023 pretax investment income, including a 19% increase for bond interest income and a 3% decrease for stock portfolio dividends.
•Three-month increase of 3% in fair value of total investments at June 30, 2023, including a 2% increase for the bond portfolio and a 5% increase for the stock portfolio.
•$4.518 billion parent company cash and marketable securities at June 30, 2023, up 8% from year-end 2022.

Rising Underwriting Profits
Steven J. Johnston, chairman and chief executive officer, commented: “Non-GAAP operating income more than doubled compared with last year's second quarter result. Higher insurance underwriting profits drove most of the improvement, supported by a 13% rise in income from our investment portfolio. Cash and invested assets reached $24.6 billion, reflecting higher valuations and new securities purchased with the healthy cash flow from our insurance operations.
“Recording an insurance underwriting profit of $47 million compared to a $52 million loss in last year's second quarter, and a $10 million loss the first quarter of 2023, reflects our determination to stay disciplined in our efforts to segment accounts and to charge an appropriate price for each risk. Even as competition in the market heats up, we've managed commercial lines and excess and surplus lines price increases on average at a high-single-digit percentage rate, and personal lines average increases in the mid-single-digit percentage rates.

“Storms continued to increase in frequency, impacting policyholders across the country. Our field claims teams and headquarters claims associates have been busy, responding to around 40 declared catastrophe events in the first half of 2023. I'm proud of their efforts as they brought compassion and expertise to our agents and policyholders, quickly resolving claims and helping affected communities to move forward.
“Weather-related catastrophes contributed approximately 12 points to both our second quarter combined ratio of 97.6% and first half combined ratio of 99.2%. While these combined ratio results are within our long-term target of 95% to 100%, we believe continuing to stick to our model and focusing on the basics of our business will sustain the momentum we've gained in the second quarter and improve results during the second half of the year.”
Disciplined Growth Through All Market Cycles
“We believe combining our hallmark of personal service with data-driven analytics will allow us to grow profitably through all market cycles. Through the first half of 2023, net written premiums grew 8%, bolstered by the strategic expansion of our independent agency force, overall insured exposure growth and price increases plus the opportunities we’ve seen in Cincinnati Global Underwriting Ltd.SM and Cincinnati Re®, and in our personal lines and excess and surplus lines insurance operations.
“For the first half of 2023, new business written premiums for our personal lines operation grew 32%, and excess and surplus lines new business written premiums grew 25%.
“Most importantly, we are growing with discipline and precision. The investments we’ve made in pricing and risk management expertise, along with our geographic and product diversification over the past decade, put us in a strong position to know and take advantage of opportunities for profitable growth.”
Creating Value for Shareholders
“Our value creation ratio, which considers changes to our book value and the dividends we pay to shareholders, is our main measure for evaluating the value we are creating as a company over time. The board increased our dividend rate in January, and so far this year our book value per share has grown 5% to $70.33. Our results generated a six-month value creation ratio of 7.2% – within striking distance of our 10% or better average annual target for this measure.”
                                             CINF 2Q23 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$1,863	$1,697	10	$3,704	$3,315	12
Fee revenues	3	2	50	5	5	0
Total revenues	1,866	1,699	10	3,709	3,320	12

Loss and loss expenses	1,262	1,240	2	2,579	2,196	17
Underwriting expenses	557	511	9	1,093	1,011	8
Underwriting profit (loss)	$47	$(52)	nm	$37	$113	(67)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	67.7%	73.1%	(5.4)	69.7%	66.2%	3.5
Underwriting expenses	29.9	30.1	(0.2)	29.5	30.5	(1.0)
Combined ratio	97.6%	103.2%	(5.6)	99.2%	96.7%	2.5

			% Change			% Change
Agency renewal written premiums	$1,643	$1,482	11	$3,178	$2,879	10
Agency new business written premiums	303	286	6	554	530	5
Other written premiums	204	196	4	437	454	(4)
Net written premiums	$2,150	$1,964	9	$4,169	$3,863	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.5%	62.7%	(2.2)	60.8%	60.6%	0.2
Current accident year catastrophe losses	12.7	13.8	(1.1)	13.2	8.6	4.6
Prior accident years before catastrophe losses	(4.8)	(2.0)	(2.8)	(3.5)	(1.6)	(1.9)
Prior accident years catastrophe losses	(0.7)	(1.4)	0.7	(0.8)	(1.4)	0.6
Loss and loss expense ratio	67.7%	73.1%	(5.4)	69.7%	66.2%	3.5

Current accident year combined ratio before catastrophe losses	90.4%	92.8%	(2.4)	90.3%	91.1%	(0.8)

•$186 million or 9% growth of second-quarter 2023 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to growth from Cincinnati Re and Cincinnati Global in total was 1 percentage point.
•$17 million or 6% increase in second-quarter 2023 new business premiums written by agencies. The growth included a $13 million increase in standard market property casualty production from agencies appointed since the beginning of 2022.
•159 new agency appointments in the first six months of 2023, including 53 that market only our personal lines products.
•5.6 percentage-point second-quarter 2023 combined ratio improvement, including a decrease of 0.4 points from lower catastrophe losses.
•2.5 percentage-point six-month 2023 combined ratio increase, including an increase of 5.2 points from higher catastrophe losses.
•5.5 percentage-point second-quarter 2023 benefit from favorable prior accident year reserve development of $101 million, compared with 3.4 points or $59 million for second-quarter 2022.
•4.3 percentage-point six-month 2023 benefit from favorable prior accident year reserve development, compared with 3.0 points for the first six months of 2022.
•0.2 percentage-point increase, to 60.8%, for the six-month 2023 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 4.7 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 4.5 points for the case incurred portion.
•1.0 percentage-point decrease in the first-half 2023 underwriting expense ratio, compared with the same period of 2022, primarily due to lower levels of profit-sharing commissions for agencies.
                                             CINF 2Q23 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$1,066	$994	7	$2,122	$1,956	8
Fee revenues	1	1	0	2	2	0
Total revenues	1,067	995	7	2,124	1,958	8

Loss and loss expenses	708	750	(6)	1,456	1,336	9
Underwriting expenses	326	307	6	637	608	5
Underwriting profit (loss)	$33	$(62)	nm	$31	$14	121

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	66.4%	75.5%	(9.1)	68.6%	68.3%	0.3
Underwriting expenses	30.5	30.8	(0.3)	30.0	31.1	(1.1)
Combined ratio	96.9%	106.3%	(9.4)	98.6%	99.4%	(0.8)

			% Change			% Change
Agency renewal written premiums	$985	$934	5	$2,026	$1,904	6
Agency new business written premiums	149	165	(10)	283	321	(12)
Other written premiums	(28)	(27)	(4)	(62)	(57)	(9)
Net written premiums	$1,106	$1,072	3	$2,247	$2,168	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.3%	64.8%	(4.5)	62.1%	63.0%	(0.9)
Current accident year catastrophe losses	11.6	13.6	(2.0)	10.8	7.7	3.1
Prior accident years before catastrophe losses	(5.0)	(1.9)	(3.1)	(4.2)	(1.8)	(2.4)
Prior accident years catastrophe losses	(0.5)	(1.0)	0.5	(0.1)	(0.6)	0.5
Loss and loss expense ratio	66.4%	75.5%	(9.1)	68.6%	68.3%	0.3

Current accident year combined ratio before catastrophe losses	90.8%	95.6%	(4.8)	92.1%	94.1%	(2.0)

•$34 million or 3% growth in second-quarter 2023 commercial lines net written premiums, primarily due to higher agency renewal written premiums.
•$51 million or 5% increase in second-quarter renewal written premiums, with commercial lines average renewal pricing increases near the low end of the high-single-digit percent range.
•$16 million or 10% decrease in second-quarter 2023 new business written by agencies, due to underwriting discipline in a highly competitive market.
•9.4 percentage-point second-quarter 2023 combined ratio improvement, including a decrease of 1.5 points from lower catastrophe losses.
•0.8 percentage-point six-month 2023 combined ratio improvement, despite an increase of 3.6 points from higher catastrophe losses.
•5.5 percentage-point second-quarter 2023 benefit from favorable prior accident year reserve development of $59 million, compared with 2.9 points or $29 million for second-quarter 2022.
•4.3 percentage-point six-month 2023 benefit from favorable prior accident year reserve development, compared with 2.4 points for the first six months of 2022.
                                             CINF 2Q23 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$493	$413	19	$957	$815	17
Fee revenues	1	1	0	2	2	0
Total revenues	494	414	19	959	817	17

Loss and loss expenses	384	339	13	770	554	39
Underwriting expenses	146	124	18	282	247	14
Underwriting profit (loss)	$(36)	$(49)	27	$(93)	$16	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	77.9%	82.1%	(4.2)	80.5%	68.0%	12.5
Underwriting expenses	29.7	30.0	(0.3)	29.5	30.2	(0.7)
Combined ratio	107.6%	112.1%	(4.5)	110.0%	98.2%	11.8

			% Change			% Change
Agency renewal written premiums	$541	$438	24	$929	$771	20
Agency new business written premiums	106	88	20	185	140	32
Other written premiums	(18)	(16)	(13)	(37)	(27)	(37)
Net written premiums	$629	$510	23	$1,077	$884	22

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.9%	63.5%	(4.6)	59.4%	59.3%	0.1
Current accident year catastrophe losses	21.9	21.9	0.0	25.8	14.5	11.3
Prior accident years before catastrophe losses	(0.7)	(0.5)	(0.2)	(1.0)	(1.8)	0.8
Prior accident years catastrophe losses	(2.2)	(2.8)	0.6	(3.7)	(4.0)	0.3
Loss and loss expense ratio	77.9%	82.1%	(4.2)	80.5%	68.0%	12.5

Current accident year combined ratio before catastrophe losses	88.6%	93.5%	(4.9)	88.9%	89.5%	(0.6)

•$119 million or 23% growth in second-quarter 2023 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases near the high end of the mid-single-digit percent range and higher policy retention rates. Cincinnati Private ClientSM second-quarter 2023 net written premiums from our agencies’ high net worth clients grew 35%, to $349 million.
•$18 million or 20% increase in second-quarter 2023 new business premiums written by agencies, with all of the increase occurring in middle-market personal lines and reflecting expanded use of enhanced pricing precision tools.
•4.5 percentage-point second-quarter 2023 combined ratio improvement, despite an increase of 0.6 points from higher catastrophe losses.
•11.8 percentage-point six-month 2023 combined ratio increase, including an increase of 11.6 points from higher catastrophe losses.
•2.9 percentage-point second-quarter 2023 benefit from favorable prior accident year reserve development of $15 million, compared with 3.3 points or $14 million for second-quarter 2022.
•4.7 percentage-point six-month 2023 benefit from favorable prior accident year reserve development, compared with 5.8 points for the first six months of 2022.

                                             CINF 2Q23 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$132	$124	6	$259	$236	10
Fee revenues	1	—	nm	1	1	0
Total revenues	133	124	7	260	237	10

Loss and loss expenses	89	74	20	170	140	21
Underwriting expenses	33	31	6	66	62	6
Underwriting profit	$11	$19	(42)	$24	$35	(31)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	66.4%	60.2%	6.2	65.4%	59.3%	6.1
Underwriting expenses	25.8	24.9	0.9	25.7	26.2	(0.5)
Combined ratio	92.2%	85.1%	7.1	91.1%	85.5%	5.6

			% Change			% Change
Agency renewal written premiums	$117	$110	6	$223	$204	9
Agency new business written premiums	48	33	45	86	69	25
Other written premiums	(9)	(8)	(13)	(17)	(14)	(21)
Net written premiums	$156	$135	16	$292	$259	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	69.7%	59.5%	10.2	69.5%	60.6%	8.9
Current accident year catastrophe losses	1.4	1.2	0.2	1.4	1.3	0.1
Prior accident years before catastrophe losses	(4.7)	(0.4)	(4.3)	(5.4)	(2.4)	(3.0)
Prior accident years catastrophe losses	0.0	(0.1)	0.1	(0.1)	(0.2)	0.1
Loss and loss expense ratio	66.4%	60.2%	6.2	65.4%	59.3%	6.1

Current accident year combined ratio before catastrophe losses	95.5%	84.4%	11.1	95.2%	86.8%	8.4

•$21 million or 16% growth in second-quarter 2023 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from price increases averaging in the high-single-digit percent range.
•$15 million or 45% increase in second-quarter new business written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•7.1 percentage-point second-quarter 2023 combined ratio increase and a 5.6 percentage-point increase for the six-month period, driven by higher current accident year loss and loss expenses. The six-month period increase of 8.9 percentage points in the ratio for current accident year loss and loss expenses included an increase of 17.0 points for the IBNR portion and a decrease of 8.1 points for the case incurred portion.
•4.7 percentage-point second-quarter 2023 benefit from favorable prior accident year reserve development of $5 million, compared with 0.5 points or $1 million for second-quarter 2022.
•5.5 percentage-point six-month 2023 benefit from favorable prior accident year reserve development, compared with 2.6 points for the first six months of 2022.

                                             CINF 2Q23 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Term life insurance	$58	$56	4	$114	$110	4
Whole life insurance	13	12	8	25	23	9
Universal life and other	9	8	13	18	18	0
Earned premiums	80	76	5	157	151	4
Investment income, net of expenses	46	42	10	91	84	8
Investment gains and losses, net	(2)	—	nm	(1)	—	nm
Fee revenues	3	1	2	5	2	150
Total revenues	127	119	7	252	237	6
Contract holders’ benefits incurred	78	82	(5)	159	158	1
Underwriting expenses incurred	22	22	0	42	42	0
Total benefits and expenses	100	104	(4)	201	200	1
Net income before income tax	27	15	80	51	37	38
Income tax provision	6	4	50	11	9	22
Net income of the life insurance subsidiary	$21	$11	91	$40	$28	43

•$4 million increase in second-quarter 2023 earned premiums, including a 4% increase for term life insurance, our largest life insurance product line.
•$12 million increase in six-month 2023 life insurance subsidiary net income, primarily from more favorable mortality experience, higher investment income and higher fee revenues.
•$26 million or 3% six-month 2023 increase, to $1.046 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income, partially offset by the impact of a decrease in market value discount rates on life policy and investment contract reserves.
                                             CINF 2Q23 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Investment income, net of expenses	$220	$195	13	$430	$380	13
Investment interest credited to contract holders	(30)	(28)	(7)	(60)	(55)	(9)
Investment gains and losses, net	434	(1,154)	nm	540	(1,820)	nm
Investments profit (loss)	$624	$(987)	nm	$910	$(1,495)	nm

Investment income:
Interest	$147	$124	19	$287	$247	16
Dividends	70	72	(3)	136	137	(1)
Other	6	2	200	13	3	333
Less investment expenses	3	3	0	6	7	(14)
Investment income, pretax	220	195	13	430	380	13
Less income taxes	35	31	13	69	60	15
Total investment income, after-tax	$185	$164	13	$361	$320	13

Investment returns:
Average invested assets plus cash and cash equivalents	$25,114	$23,918		$25,001	$24,255
Average yield pretax	3.50%	3.26%		3.44%	3.13%
Average yield after-tax	2.95	2.74		2.89	2.64
Effective tax rate	16.2	15.9		16.1	15.8
Fixed-maturity returns:
Average amortized cost	$13,535	$12,414		$13,344	$12,364
Average yield pretax	4.34%	4.00%		4.30%	4.00%
Average yield after-tax	3.59	3.31		3.55	3.32
Effective tax rate	17.4	17.1		17.4	17.0

•$25 million or 13% rise in second-quarter 2023 pretax investment income, including a 19% increase in interest income from fixed-maturity securities and a 3% decrease in equity portfolio dividends.
•$280 million second-quarter 2023 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Investment gains and losses on equity securities sold, net	$—	$5	$(4)	$37
Unrealized gains and losses on equity securities still held, net	459	(1,175)	568	(1,882)
Investment gains and losses on fixed-maturity securities, net	(4)	—	(4)	3
Other	(21)	16	(20)	22
Subtotal - investment gains and losses reported in net income	434	(1,154)	540	(1,820)
Change in unrealized investment gains and losses - fixed maturities	(154)	(610)	9	(1,356)
Total	$280	$(1,764)	$549	$(3,176)

                                             CINF 2Q23 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At June 30,	At December 31,
	2023	2022
Total investments	$23,879	$22,425
Total assets	31,352	29,732
Short-term debt	25	50
Long-term debt	789	789
Shareholders’ equity	11,030	10,562
Book value per share	70.33	67.21
Debt-to-total-capital ratio	6.9%	7.4%

•$24.627 billion in consolidated cash and total investments at June 30, 2023, an increase of 4% from $23.689 billion at year-end 2022.
•$12.870 billion bond portfolio at June 30, 2023, with an average rating of A2/A. Fair value increased $192 million during the second quarter of 2023, including $429 million in net purchases of fixed-maturity securities.
•$10.502 billion equity portfolio was 44.0% of total investments, including $6.120 billion in appreciated value before taxes at June 30, 2023. Second-quarter 2023 increase in fair value of $535 million, including $75 million in net purchases of equity securities.
•$2.00 second-quarter 2023 increase in book value per share, including an addition of $1.22 from net income before investment gains and $1.50 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities and $0.03 for other items, partially offset by $0.75 from dividends declared to shareholders.
•Value creation ratio of 7.2% for the first six months of 2023, including 3.2% from net income before investment gains, which includes underwriting and investment income, and 4.2% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 2Q23 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2022 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as Russia’s invasion of Ukraine and recent disruptions in the banking and financial services industry, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
                                             CINF 2Q23 Release 10

•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
                                             CINF 2Q23 Release 11

•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 2Q23 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2023	2022
Assets
Investments			$23,879	$22,425
Cash and cash equivalents			748	1,264
Premiums receivable			2,749	2,322
Reinsurance recoverable			694	665
Deferred policy acquisition costs			1,109	1,013
Other assets			2,173	2,043
Total assets			$31,352	$29,732

Liabilities
Insurance reserves			$11,911	$11,415
Unearned premiums			4,222	3,689
Deferred income tax			1,158	1,054
Long-term debt and lease obligations			842	841
Other liabilities			2,189	2,171
Total liabilities			20,322	19,170

Shareholders’ Equity
Common stock and paid-in capital			1,807	1,789
Retained earnings			12,235	11,711
Accumulated other comprehensive income			(626)	(614)
Treasury stock			(2,386)	(2,324)
Total shareholders' equity			11,030	10,562
Total liabilities and shareholders' equity			$31,352	$29,732

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues
Earned premiums	$1,943	$1,773	$3,861	$3,466
Investment income, net of expenses	220	195	430	380
Investment gains and losses, net	434	(1,154)	540	(1,820)
Other revenues	8	6	15	12
Total revenues	2,605	820	4,846	2,038

Benefits and Expenses
Insurance losses and contract holders' benefits	1,340	1,322	2,738	2,354
Underwriting, acquisition and insurance expenses	579	533	1,135	1,053
Interest expense	13	13	27	26
Other operating expenses	7	5	12	9
Total benefits and expenses	1,939	1,873	3,912	3,442

Income (Loss) Before Income Taxes	666	(1,053)	934	(1,404)

Provision (Benefit) for Income Taxes	132	(235)	175	(320)

Net Income (Loss)	$534	$(818)	$759	$(1,084)

Per Common Share:
Net income (loss)—basic	$3.40	$(5.12)	$4.83	$(6.77)
Net income (loss)—diluted	3.38	(5.12)	4.80	(6.77)

                                             CINF 2Q23 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 2Q23 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income (loss)	$534	$(818)	$759	$(1,084)
Less:
Investment gains and losses, net	434	(1,154)	540	(1,820)
Income tax on investment gains and losses	(91)	242	(113)	382
Investment gains and losses, after-tax	343	(912)	427	(1,438)
Non-GAAP operating income	$191	$94	$332	$354

Diluted per share data:
Net income (loss)	$3.38	$(5.12)	$4.80	$(6.77)
Less:
Investment gains and losses, net	2.74	(7.23)	3.41	(11.37)
Income tax on investment gains and losses	(0.57)	1.52	(0.71)	2.38
Investment gains and losses, after-tax	2.17	(5.71)	2.70	(8.99)
Non-GAAP operating income	$1.21	$0.59	$2.10	$2.22

Life Insurance Reconciliation

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income of the life insurance subsidiary	$21	$11	$40	$28
Investment gains and losses, net	(2)	—	(1)	—
Income tax on investment gains and losses	—	—	—	—
Non-GAAP operating income	23	11	41	28

Investment income, net of expenses	(46)	(42)	(91)	(84)
Investment income credited to contract holders	30	28	60	55
Income tax excluding tax on investment gains and losses, net	6	4	11	9
Life insurance segment profit	$13	$1	$21	$8

                                             CINF 2Q23 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended June 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$2,150	$1,106	$629	$156	$259
Unearned premiums change	(287)	(40)	(136)	(24)	(87)
Earned premiums	$1,863	$1,066	$493	$132	$172

Underwriting profit (loss)	$47	$33	$(36)	$11	$39

(Dollars in millions)	Six months ended June 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$4,169	$2,247	$1,077	$292	$553
Unearned premiums change	(465)	(125)	(120)	(33)	(187)
Earned premiums	$3,704	$2,122	$957	$259	$366

Underwriting profit (loss)	$37	$31	$(93)	$24	$75

(Dollars in millions)	Three months ended June 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,964	$1,072	$510	$135	$247
Unearned premiums change	(267)	(78)	(97)	(11)	(81)
Earned premiums	$1,697	$994	$413	$124	$166

Underwriting profit (loss)	$(52)	$(62)	$(49)	$19	$40

(Dollars in millions)	Six months ended June 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$3,863	$2,168	$884	$259	$552
Unearned premiums change	(548)	(212)	(69)	(23)	(244)
Earned premiums	$3,315	$1,956	$815	$236	$308

Underwriting profit	$113	$14	$16	$35	$48

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 2Q23 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Book value change per share
Book value as originally reported June 30, 2022				$66.30
Cumulative effect of change in accounting for long-duration insurance contracts, net of tax				(0.30)
Book value as adjusted June 30, 2022				$66.00

Value creation ratio:
End of period book value* - as originally reported	$70.33	$66.30	$70.33	$66.30
Less beginning of period book value - as originally reported	68.33	75.43	67.01	81.72
Change in book value - as originally reported	2.00	(9.13)	3.32	(15.42)
Dividend declared to shareholders	0.75	0.69	1.50	1.38
Total value creation	$2.75	$(8.44)	$4.82	$(14.04)

Value creation ratio from change in book value**	2.9%	(12.1)%	5.0%	(18.9)%
Value creation ratio from dividends declared to shareholders***	1.1	0.9	2.2	1.7
Value creation ratio	4.0%	(11.2)%	7.2%	(17.2)%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 2Q23 Release 17